                                                                    EXHIBIT 4(c)


                                AMR CORPORATION
                                ---------------

                                     BYLAWS
                                     ------

                          (As amended March 15, 1995)


                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

     The registered office of the corporation in the State of Delaware is to be located in the City of Wilmington, County of New Castle. The corporation may have other offices within and without the State of Delaware.

                                   ARTICLE II
                                   ----------
                            Meetings of Stockholders
                            ------------------------

     Section l.  Annual Meetings.  An annual meeting of stockholders to elect
                 ---------------
directors and to take action upon such other matters as may properly come before the meeting shall be held on the third Wednesday in May of each year, or on such other day, and at such time and at such place, within or without the State of Delaware, as the board of directors or the chairman of the board may from time to time fix.

     Any stockholder wishing to bring a matter before an annual meeting must notify the secretary of the corporation of such fact not less than sixty nor more than ninety days before the date of the meeting. Such notice shall be in writing and shall set forth the business proposed to be brought before the meeting, shall identify the stockholder and shall disclose the stockholder's interest in the proposed business.

     Section 2.  Special Meetings.  A special meeting of stockholders shall be
                 ----------------
called by the secretary upon receipt of a request in writing of the board of directors, the chairman of the board or the president. Any such meeting shall be held at the principal business office of the corporation unless the board shall name another place therefor, at the time specified by the body or persons calling such meeting.

     Section 3.  Nominees For Election As Director. Nominations for election as
                 ---------------------------------
director, other than those made by or at the direction of the board of directors, must be made by timely notice to the secretary, setting forth as to each nominee the information required to be included in a proxy statement under the proxy rules of the Securities and Exchange Commission. If such election is to occur at an annual meeting of stockholders, notice shall be timely if it meets the requirements of such proxy rules for proposals of security holders to be presented at an annual meeting. If such election is to occur at a special meeting of stockholders, notice shall be timely if received not less than ninety days prior to such meeting.

     Section 4.  Notice of Meetings.  Written notice of each meeting of
                 ------------------
stockholders shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such notice shall be mailed, postage prepaid, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 5.  Chairman and Secretary at Meetings.  At any meeting of
                 ----------------------------------
stockholders the chairman of the board, or in his absence, the president, or if neither such person is available, then a person designated by the board of directors, shall preside at and act as chairman of the meeting. The secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

     Section 6.  Proxies.  Each stockholder entitled to vote at a meeting of
                 -------
stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 7.  Quorum.  At all meetings of the stockholders the holders of
                 ------
one-third of the number of shares of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the election of directors and the transaction of other business, except as otherwise provided by law or by the certificate of incorporation or by any resolution of the board of directors creating any series of Preferred Stock.

     If holders of the requisite number of shares to constitute a quorum shall not be present in person or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 8.  Voting.  At any meeting of stockholders, except as otherwise
                 ------
provided by law or by the certificate of incorporation or by any resolution of the board of directors creating any series of Preferred Stock:
     (a) Each holder of record of a share or shares of stock on the record date for determining stockholders entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each share of stock so held.

     (b) Directors shall be elected by a plurality of the votes cast by the holders of Common Stock, present in person or by proxy.
     (c) Each other question properly presented to any meeting of stockholders shall be decided by a majority of the votes cast on the question entitled to vote thereon.
     (d) Elections of directors shall be by ballot but the vote upon any other question shall be by ballot only if so ordered by the chairman of the meeting or if so requested by stockholders, present in person or represented by proxy, entitled to vote on the question and holding at least l0% of the shares so entitled to vote.

     Section 9.  Action By Written Consent.  Any stockholder seeking to act by
                 -------------------------
written consent of stockholders shall notify the secretary in writing of such intent and shall request the board of directors to fix a record date for determining the stockholders entitled to vote by consent. The notice shall specify the actions sought to be taken and, if the election of one or more individuals as director is sought, shall include as to each nominee the information required to be included in a proxy statement under the proxy rules of the Securities and Exchange Commission. Such record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors.

     The board of directors shall promptly, but in all events within ten (10) days after the date on which the written request for fixing a record date was received by the secretary, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to vote by consent, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken was delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to vote by consent shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

     Section l0.  List of Stockholders.  At least ten days before every meeting
                  --------------------
of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alpha-betical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section ll.  Judges of Election.  Whenever a vote at a meeting of
                  ------------------
stockholders shall be by ballot, or whenever written consent to action is sought, the proxies and ballots or consents shall be received and taken charge of, and all questions touching on the qualification of voters and the validity of proxies and consents and the acceptance and rejection of votes shall be decided by two judges of election. In the case of a meeting of stockholders, such judges of election shall be appointed by the board of directors before or at the meeting, and if no such appointment shall have been made, then by the stockholders at the meeting. In the case of a solicitation of consents, such judges of election shall be appointed by the board of directors on or before the record date for determining the stockholders entitled to vote by consent, and if no such appointment shall have been made, then by the chairman of the board or the president. If for any reason either of the judges of election previously appointed shall fail to attend or refuse or be unable to serve, a judge of election in place of any so failing to attend or refusing or unable to serve, shall be appointed by the board of directors, the stockholders at the meeting, the chairman of the board or the president.

                                  ARTICLE III
                                  -----------
                       Directors:  Number, Election, Etc.
                       ---------------------------------

     Section l.  Number.  The board of directors shall consist of such number of
                 ------
members, not less than three, as the board of directors may from time to time determine by resolution, plus such additional persons as the holders of the Preferred Stock may be entitled from time to time, pursuant to the provisions of any resolution of the board of directors creating any series of Preferred Stock, to elect to the board of directors.

     Section 2.  Election, Term, Vacancies.  Directors shall be elected each
                 -------------------------
year at the annual meeting of stockholders, except as hereinafter provided, and shall hold office until the next annual election and until their successors are duly elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum.

     Section 3.  Resignation.  Any director may resign at any time by giving
                 -----------
written notice of such resignation to the board of directors, the chairman of the board, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon the receipt thereof by the board of directors or one of the above-named officers and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.  Removal.  Any director may be removed from office at any time,
                 -------
with or without cause, by a vote of a majority of a quorum of the stockholders entitled to vote at any regular meeting or at any special meeting called for the purpose.

     Section 5.  Fees and Expenses.  Directors shall receive such fees and
                 -----------------
expenses as the board of directors shall from time to time prescribe.

                                   ARTICLE IV
                                   ----------
                             Meetings of Directors
                             ---------------------

     Section l.  Regular Meetings.  Regular meetings of the board of directors
                 ----------------
shall be held at the principal office of the corporation, or at such other place (within or without the State of Delaware), and at such time, as may from time to time be prescribed by the board of directors or stockholders. A regular annual meeting of the board of directors for the election of officers and the transaction of other business shall be held on the same day as the annual meeting of the stockholders or on such other day and at such time and place as the board of directors shall determine. No notice need be given of any regular meeting.

     Section 2.  Special Meetings.  Special meetings of the board of directors
                 ----------------
may be held at such place (within or without the State of Delaware) and at such time as may from time to time be determined by the board of directors or as may be specified in the call and notice of any meeting. Any such meeting shall be held at the call of the chairman of the board, the president, a vice president, the secretary, or two or more directors. Notice of a special meeting of directors shall be mailed to each director at least three days prior to the meeting date, provided that in lieu thereof, notice may be given to each director personally or by telephone, or dispatched by telegraph, at least one day prior to the meeting date.

     Section 3.  Waiver of Notice.  In lieu of notice of meeting, a waiver
                 ----------------
thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent thereto. Any director present in person at a meeting of the board of directors shall be deemed to have waived notice of the time and place of meeting.

     Section 4.  Action Without Meeting.  Unless otherwise restricted by the
                 ----------------------
certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board of directors or of such committee.

     Section 5.  Quorum.  At all meetings of the board, one-third of the total
                 ------
number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law.

     If at any meeting there is less than a quorum present, a majority of those present (or if only one be present, then that one), may adjourn the meeting from time to time without further notice other than announced at the meeting until a quorum is present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     Section 6.  Business Transacted.  Unless otherwise indicated in the notice
                 -------------------
of meeting or required by law, the certificate of incorporation or bylaws of the corporation, any and all business may be transacted at any directors' meeting.

                                   ARTICLE V
                                   ---------
                       Powers of the Board of Directors
                       --------------------------------

          The management of all the property and business of the corporation and the regulation and government of its affairs shall be vested in the board of directors. In addition to the powers and authorities by these bylaws and the certificate of incorporation expressly conferred on them, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                                  ARTICLE VI
                                  ----------
                                  Committees
                                  ----------

          Section l.  Executive Committee.  The board of directors may, by
                      -------------------
resolution passed by a majority of the whole board, designate an executive committee, to consist of five or more members. The chief executive officer plus three other members of the executive committee shall constitute a quorum.

          The executive committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, with the exception of such powers and authority as may be specifically reserved to the board of directors by law or by resolution adopted by the board of directors.

          Section 2.  Audit Committee.  The board of directors may, by
                      ---------------
resolution passed by a majority of the whole board, designate an audit committee, to consist of two or more members, none of the members of which shall be employees or officers of the corporation. A majority of the members of the audit committee shall constitute a quorum.

          The audit committee shall from time to time review and make recommendations to the board of directors with respect to the selection of independent auditors, the fees to be paid such auditors, the adequacy of the audit and accounting procedures of the corporation, and such other matters as may be specifically delegated to the committee by the board of directors. In this connection the audit committee shall, at its request, meet with representatives of the independent auditors and with the financial officers of the corporation separately or jointly.

          Section 3.  Compensation/Nominating Committee.  The board of directors
                      ---------------------------------
may, by resolution passed by a majority of the whole board, designate a compensation/nominating committee, to consist of each member of the board of directors, except that no member of the compensation/nominating committee may be an employee or officer of the corporation. A majority of the members of the compensation/nominating committee shall constitute a quorum.

          The compensation/nominating committee shall from time to time review and make recommendations to the board of directors with respect to the management remuneration policies of the corporation including but not limited to salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation, deferred compensation and stock option plans, directors' compensation and benefits and such other matters as may be specifically delegated to the committee by the board of directors.

          In addition, the compensation/nominating committee shall make recommendations to the board of directors (i) concern ing suitable candidates for election to the board, (ii) with respect to assignments to board committees, and (iii) with respect to promotions, changes and succession among the senior management of the corporation, and shall perform such other duties as may be specifically delegated to the committee by the board of directors.

          Section 4.  Committee Procedure, Seal.
                      -------------------------
          (a) The executive, compensation/nominating, and audit committees shall keep regular minutes of their meetings, which shall be reported to the board of directors, and shall fix their own rules of procedures.
          (b) The executive, compensation/nominating, and audit committees may each authorize the seal of the corporation to be affixed to all papers which may require it.
          (c) In the absence or disqualification of a member of any committee, the members of that committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

          Section 5.  Special Committees.  The board of directors may, from time
                      ------------------
to time, by resolution passed by a majority of the whole board, designate one or more special committees. Each such committee shall have such duties and may exercise such powers as are granted to it in the resolution designating the members thereof. Each such committee shall fix its own rules of procedure.

                                  ARTICLE VII
                                  -----------
                                Indemnification
                                ---------------

          Section l.  Nature of Indemnity.  The corporation shall indemnify any
                      -------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (l) such indemnif-ication shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---- ----------
shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2.  Successful Defense.  To the extent that a director,
                      ------------------
officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section l hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 3.  Determination That Indemnification Is Proper.  Any
                      --------------------------------------------
indemnification of a director or officer of the corporation under Section l hereof (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section l hereof. Any indemnification of an employee or agent of the corporation under Section l hereof

(unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section l hereof. Any such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          Section 4.  Advance Payment of Expenses.  Expenses (including
                      ---------------------------
attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The board of directors may authorize the corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

          Section 5.  Procedure for Indemnification of Directors or Officers.
                      ------------------------------------------------------
Any indemnification of a director or officer of the corporation under Sections l and 2, or advance of costs, charges and expenses of a director or officer under
Section 4 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section l of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section l of this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 6.  Survival; Preservation of Other Rights.
                      --------------------------------------
          The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

          The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7.  Insurance.  The corporation shall purchase and maintain
                      ---------
insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which
- --------
determination shall be made by a vote of a majority of the entire board of directors.

          Section 8.    Savings Clause.  If this Article or any portion hereof
                        --------------
shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, includ-ing an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                                  ARTICLE VIII
                                  ------------
                                    Officers
                                    --------

          Section l.  General.  The officers of the corporation shall be the
                      -------
chairman of the board, president, one or more vice presidents (including executive vice presidents and senior vice presidents), a secretary, a controller, a treasurer, and such other subordinate officers as may from time to time be designated and elected by the board of directors.

          Section 2.  Other Offices.  The chairman of the board shall be chosen
                      -------------
by the board of directors from among their own number. The other officers of the corporation may or may not be directors.

          Section 3.  Term.  Officers of the corporation shall be elected by the
                      ----
board of directors and shall hold their respective offices during the pleasure of the board and any officer may be removed at any time, with or without cause, by a vote of the majority of the directors. Each officer shall hold office from the time of his appointment and qualification until the next annual election of officers or until his earlier resignation or removal except that upon election thereof a shorter term may be designated by the board of directors. Any officer may resign at any time upon written notice to the corporation.

          Section 4.  Compensation.  The compensation of officers of the
                      ------------
corporation shall be fixed, from time to time, by the board of directors.

          Section 5.  Vacancy.  In case any office becomes vacant by death,
                      -------
resignation, retirement, disqualification, removal from office, or any other cause, the board of directors may abolish the office (except that of president, secretary and treasurer) or elect an officer to fill such vacancy.

                                   ARTICLE IX
                                   ----------
                               Duties of Officers
                               ------------------

          Section l.  Chairman of the Board, President.  The chairman of the
                      --------------------------------
board shall be the chief executive officer of the corporation. He shall have general supervisory powers over all other officers, employees and agents of the corporation for the proper performance of their duties and shall otherwise have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation. The president shall have the general powers and duties of supervision and management of the corporation as the chairman shall assign. The chairman of the board shall preside at and act as chairman of all meetings of the board of directors. The president shall preside at any meeting of the board of directors in the event of
the absence of the chairman of the board.   The offices of chairman of the board
and president may be filled by the same individual.

          Section 2.  Vice Presidents.  Each vice president shall perform such
                      ---------------
duties as shall be assigned to him by the board of directors, the chairman of the board or the president.

          Section 3.  Secretary.  The secretary shall record all proceedings of
                      ---------
the meetings of the corporation, its stockholders and the board of directors and shall perform such other duties as shall be assigned to him by the board of directors, the chairman of the board, or the president. Any part or all of the duties of the secretary may be delegated to one or more assistant secretaries.

          Section 4.  Controller.  The controller shall perform such duties as
                      ----------
shall be assigned to him by the chairman of the board, the president or such vice president as may be responsible for financial matters. Any or all of the duties of the controller may be delegated to one or more assistant controllers.

          Section 5.  Treasurer.  The treasurer shall, under the direction of
                      ---------
the chairman of the board, the president or such vice president as may be responsible for financial matters, have the custody of the funds and securities of the corporation, subject to such regulations as may be imposed by the board of directors. He shall deposit, or have deposited, all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or as may be designated by the appropriate officers pursuant to a resolution of the board of directors. He shall disburse, or have disbursed, the funds of the corporation as may be ordered by the board of directors or properly authorized officers, taking proper vouchers therefor. If required by the board of directors he shall give the corporation bond in such sum and in such form and with such security as may be satisfactory to the board of directors, for the faithful performance of the duties of his office. He shall perform such other duties as shall be assigned to him by the board of directors, the chairman of the board, the president or such vice president as may be responsible for financial matters. Any or all of the duties of the treasurer may be delegated to one or more assistant treasurers.

          Section 6.  Other Officers' Duties.  Each other officer shall perform
                      ----------------------
such duties and have such responsibilities as may be delegated to him by the superior officer to whom he is made responsible by designation of the chairman of the board or the president.

          Section 7.  Absence or Disability.  The board of directors or the
                      ---------------------
chairman of the board may delegate the powers and duties of any absent or disabled officer to any other officer or to any director for the time being. In the event of the absence or temporary disability of the chairman of the board, the president shall assume his powers and duties while he is absent or so disabled.

                                   ARTICLE X
                                   ---------
                                     Stock
                                     -----
          Section l.  Certificates.  Certificates of stock of the corporation
                      ------------
shall be signed by, or in the name of the corporation by, the chairman of the board, the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. If such certificate is countersigned, (l) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, then any other signature on the certificate may be a facsimile.
In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 2.  Transfers.  Shares of stock shall be transferable on the
                      ---------
books of the corporation by the holder of record thereof in person or by his attorney upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the corporation may reasonably require. The board of directors may from time to time appoint such transfer agents or registrars as it may deem advisable and may define their powers and duties. Any such transfer agent or registrar need not be an employee of the corporation.

          Section 3.  Record Holder.  The corporation may treat the holder of
                      -------------
record of any shares of stock as the complete owner thereof entitled to receive dividends and vote such shares, and accordingly shall not be bound to recognize any interest in such shares on the part of any other person, whether or not it shall have notice thereof.

          Section 4.  Lost and Damaged Certificates.  The corporation may issue
                      -----------------------------
a new certificate of stock to replace a certificate alleged to have been lost, stolen, destroyed or mutilated upon such terms and conditions as the board of directors may from time to time prescribe.

          Section 5.  Fixing Record Date.  In order that the corporation may
                      ------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                                   ARTICLE XI
                                   ----------
                                 Miscellaneous
                                 -------------
          Section l.  Fiscal Year.  The fiscal year of the corporation shall
                      -----------
begin upon the first day of January and terminate upon the 3lst day of December, in each year.

          Section 2.  Stockholder Inspection of Books and Records.  The board of
                      -------------------------------------------
directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of a stockholder and no stockholder shall have any right to inspect any account, book or document of the corporation except as conferred by statute or authorized by resolution of the board of directors.

          Section 3.  Seal.  The corporate seal shall be circular in form and
                      ----
have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware."

                                  ARTICLE XII
                                  -----------
                              Amendments to Bylaws
                              --------------------

          Subject to the provisions of any resolution of the board of directors creating any series of Preferred Stock, the board of directors shall have power from time to time to make, alter or repeal bylaws, but any bylaws made by the board of directors may be altered, amended or repealed by the stockholders at any annual meeting of stockholders, or at any special meeting provided that notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting.

                                       29